Exhibit 10.4

Schedule identifying agreements substantially identical to the form of Indemnity Agreement constituting Exhibit 10.3 to the Annual Report on Form 10-K for the year ended December 31, 2019 entered into by ORBCOMM Inc. and each of the following persons:

Jerome B. Eisenberg

Marco Fuchs

Denise Gibson

Karen Gould

Timothy Kelleher

John Major

Marc Eisenberg(1)

Constantine Milcos

Christian G. LeBrun

Craig Malone

John J. Stolte, Jr.

(1)Marc Eisenberg has also entered into indemnification agreements in substantially the same form as Exhibit 10.3, in his capacity as director with the following subsidiaries of ORBCOMM Inc.: Satcom International Group Plc. and MITE Global Communications S.A. de C.V.

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